Stodo

Stodo is a hyper-local on-demand delivery service bringing the big city experience to small towns and suburbs.

Invest $99.11 minimum investment

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Introducing Stodo

At Stodo, we believe the convenience of on-demand delivery shouldn't just be reserved for those crammed into overpriced apartments and subject to constant gridlock traffic; it should be there for the everyday suburban home, a market that is completely overlooked by the big guys.

In the summer of 2015, Stodo founder Adam Lopez was traveling in Los Angeles when he discovered the ultimate convenience of on-demand delivery, making everything easily accessible to the weary traveler. Adam was thrilled to discover that he could have almost anything delivered right to his front door, including his favorite beer, as well as fast food, dry cleaning, and groceries. This was truly a gift for people on the go.

Upon returning home, Adam was determined to bring this metropolitan luxury of convenient delivery to his suburban town, and Stodo was born.

Opportunity

The Suburban On-Demand Delivery Solution

Stodo delivers every day convenience items and more to suburban homes and neighborhoods. We deliver fast food, beer, wine, spirits, dry cleaning, groceries, and daily needs, even from popular sites such as Letgo. The company brings on-demand delivery to markets that don't fit the typical model of the industry front runners. Besides being first to market, Stodo makes sure their consumers are well educated on how on-demand delivery works, and the company brings an unparalleled sense of humanization to an increasingly sterile market landscape. At Stodo, you're in contact with a live human in real time when ordering, not clicking a bubble and typing directions in the "notes" box. That way, all the little idiosyncrasies of your order that technology may overlook are taken care of properly.



The Market

With the on-demand delivery space becoming more and more prevalent in the eyes of not only consumers, but venture capitalists as well, it's an opportunity to invest in a company that is fine- tuning some core missteps that a lot of the bigger movers in the space are overlooking.

The competition is hyper focused on vertical growth in major urban markets around the country. They all share the same model of conquering the big city then letting the reach reverberate throughout the rest of the state or territory. Stodo, on the other hand, is simply getting to markets earlier and building a rapport with customers and merchants alike, thus furthering brand loyalty across the board.

Based on our market research and the application of fine tuned metrics, we have determined that there are roughly 30,000 markets that can sustain a company like Stodo; most of these markets won't be looked at by the bigger players for expansion for at least 24-36 months.


The service is great! Started the conversation at 6:37 p.m. and by 7:00 p.m. I was eating my dinner! I would sure use them again!
- Sophia R.


The produce was perfectly picked! Fast and friendly. Highly Recommend!
- Therease R.

Since the core demographic is much different in suburban markets than it is in big cities (typically ages 29-44 in suburban markets), the vast majority of consumers have never even experienced on-demand delivery before. As a result, we can create a brand loyal customer after only one or two deliveries.

Due to multiple factors, these smaller suburban markets are overlooked by almost all on demand delivery companies. An entire market can be saturated with minimal capital in roughly 60-90 days.

Long term we're looking to enter 150-200 markets. Stodo has plans to incorporate autonomous cars as well as solar powered robotics in order to maximize delivery efficiencies. Stodo has also selected target cities in Canada and Europe matching our criteria and intends to enter those markets in the next 24 months. We look forward to bringing technology and humanization to the forefront of on-demand delivery.

Progress

Success so Far

Stodo has completed over 4,000 orders in a test market that sits $15,000+ below its state's median income. This has reinforced the fact that even if a person, household, or family doesn't have an exorbitant amount of disposable income, Stodo is still more of a necessity than a convenience in certain situations.

We as a company have learned that every market for on demand delivery must be treated differently, not from a location perspective but a market-size perspective. We've learned that the humanization aspect of being able to interact with a real human, in real time, greatly increases two items that are of paramount importance to Stodo: brand loyalty due to the personal connection and the intangible commodity of trust.

facebook.

> This is great! Placed and order within 10 minutes they were at my door. As mom with two little kids this is such a handy service.
> -Amy A.
> ★★★★★

> I'm a fan. Being visually impaired and no longer driving this just rocks! Thanks guys!
> - Michael T.
> ★★★★★

> So happy! I texted my order and within twenty minutes they were here. Great service, friendly, and fast. Will definately use them again.
> - Jess G.
> ★★★★★

STODO

DELIVERY DONE DIFFERENTLY

Business model

We charge a $2.99 delivery fee, in addition to a 9.9% convenience fee, both determined on a per market basis.

In the next 6-8 months we'll be beta testing a subscription based model called StodoGo, tentatively priced at $19 per month. StodoGo includes up to 30 deliveries a month, no delivery fee of $2.99 (still a convenience fee of 9%), shorter wait times, and never a minimum.


Number of Orders
(Last 3 Quarters)
425
407
570
Up 40.04% over Q4 2017
Q3 2017
Q4 2017
Q1 2018


Average Order Size
25.44
27.23
28.76
Q3 2017
Q4 2017
Q1 2018

All numbers are current as of 3/25/18

Why the immense increase in orders and revenue?

We at Stodo Technologies pride ourselves on getting know our consumer base, we used a multitude of data we've acquired over the past 18 months to curate an aggressive, hyper focused marketing campaign that was rolled out 1/1/18. The concept behind the rollout is that we wanted to have ample marketing data making it both more effective and efficient therefore greatly lowering our CAC (customer acquisition cost).

*All Q1 2018 numbers as of 3/25/18

We believe, based on our studies and market research, that lean and aggressive scalability is of paramount importance when it comes to creating long term value for the company. We wanted to make sure that our model was as tight as it could be prior to lateral expansion and we believe we've achieved that for the time being due to the success we've had with the pairing of both volume of orders and driver efficiency.

Customer Reorder Percentage After Initial Order

98.64%

*Based on Q2 2017 to Q1 2018.
*Reorder must have taken place within a 90 day period after initial order to qualify.

Average Number of Times a Customer Orders Per Week

3.05

*Based on the last 60 days

Team



Adam Lopez
Adam Lopez is an award winning entrepreneur and a member of Connecticut Magazine's "40 under 40" class of 2017. He is currently working towards his Harvard Business School alumni status via their Executive Education program. Adam also is an appointed official for the town of Naugatuck, Connecticut as a member of their Board of Finance. In his spare time Adam lends his skills as a member of the Board of Directors for Naugatuck Youth Services as well volunteers his time for a number of charities and NPOs including Habitat for Humanity, Connecticut Special Olympics, American Cancer Society, and Charity Water.



David Sabal
David Sabal comes from the aerospace and defense industry, formerly of Sikorsky Aircraft/Lockheed Martin. David has a skill set unmatched by most when it comes to managing teams of people to achieve a common goal. David has an AA in branding and graphic design and has been a part of Stodo Technologies since creation.



Johan Brandt
Johan Brandt is a Harvard Business School alumni and former classmate of founder Adam Lopez. He is the CEO & Partner of Paradigm, a leading brand consultancy firm in Sweden. Johan was also previously the CEO of tech startup EventLogic, as well as a marketing consultant for companies such as P&G and Shell.



James Skoggard
James Skoggard is a finance professional out of the the Fox School of Business and Management at Temple University. He posses his Series 63, 65, 7, 79 and is an RCA at Royal Bank of Canada. James has been involved in various projects with founder Adam Lopez for the past decade.



John Fanning
John Fanning, Founding Chairman and CEO of napster, has been a pioneer in internet technologies for over 25 years. In addition to his work with napster on the distributed aggregation of content, he has introduced such net-related innovations as client-server game play, voice over IP, and auto-upgrading/authentication. Since 1994, he has founded numerous successful Internet ventures, including napster, NetGames, NetMovies, and Netcapital. John attended Boston College and has a background in finance from his work at Fidelity Investments in Boston, MA.

Become a part of Stodo

Stodo Technologies was literally built on community. Without the unwavering support of our early suburban adopters we wouldn't be fortunate enough to be in a position to be a competitive, scalable company. When it comes to investors, we want people who are excited about changing the way the general public lives and consumes. We, at Stodo, believe that change can be executed in the most incremental ways and shift the delivery paradigm in small communities as a whole. This is something we pride ourselves on and we'd like our investors to as well. Overall, when it comes to investor relations we believe that transparency is of the utmost importance, so in addition to getting monthly investor update email from our Founder/CEO Adam Lopez, we will also do a periodic "Leadership Lunch" where any investor can call a designated number and chat with our Founder/CEO to ask questions, bring up ideas, or even talk strategy. "We want people to be invested not only monetarily, but emotionally as well. The team here has a passion for change and we want our investors to have that same drive to impact a market in a way that hasn't been seen before. We want our investors to feel comfortable and we want to be accessible to the early adopters that got this company to where it is today in addition to those that will help us move into the upper echelon of on-demand companies.

With this round of fundraising, Stodo is looking to put the funds raised towards lateral market expansion into five to seven new markets in three months time, personnel expansion, as well as marketing and promotion to prime the aforementioned markets.

This is an offering of Common Units, under registration exemption 4(a)(6), in Stodo Technologies LLC. This offering must raise at least $10,000 by July 1, 2018 at 4:00pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Stodo may issue additional securities to raise up to $106,248, the offering's *maximum*.

$47,512 raised!

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

6,626,791 units × $0.17 per unit
= $1,126,554 implied valuation

Pitch Deck

STODO

DELIVERY DONE DIFFERENTLY

Problem

Small cities and suburbs are neglected by on demand delivery industry



30,000 cities in the U.S. are too small for companies like Uber Eats and Postmates to have the desire to aggressively saturate

Solution

Stodo is an on demand delivery service for small cities, suburbs, and towns

All delivered by local drivers



- Fast food
- Groceries
- Household items
- Beer, wine, spirits
- Dry cleaning

Overview

Stodo takes orders and relays them to their local delivery drivers



Combining a city-like delivery experience with members of the local community

Business Model

9.9%
Convenience Fee

$2.99
Delivery Fee
(Based on market median income.)

Currently operating in Naugatuck, CT

- 2016 Revenue: $41,800
- Average Order Size: $25.18
- 72% Female customers
- 88% Repeat customers

Market

Online food delivery: **$10B** of a **$210B** addressable market in 2016

80% of customers who join an on demand delivery platform never or rarely leave for another platform.

Uber (Eats)
- Valuation: $62.5B
- # of Markets: 33

Postmates
- Valuation: $600M
- # of Markets: 40

Door Dash
- Valuation: $717M
- # of Markets: 21

Caviar
- Valuation: $90M
- # of Markets: 15

Seamless
- Valuation: $2.67B
- # of Markets: 600

Instacart
- Valuation: $2B
- # of Markets: 30

Revenue

We've surpassed $100,000 in revenue in a single market as of the end of Q1 2018


Revenue
(Last 3 Quarters)
$10,811.73
$11,063.02
$16,400.98
Up 48.26% over Q4 2017
Q3 2017
Q4 2017
Q1 2018


Source of Revenue Breakdown
(Last 18 Months)
Fast Food 35.2%
Alcoholic Beverages 27.2%
Groceries/ Convenience Items 22.6%
Traditional Restaurants 13.1%
Misc.

Customer Acquisition

Given the small market size and exceedingly low barrier to entry, **an entire market can be properly saturated in 90 days** through the proper channels which we have nailed down through extensive consumer and merchant testing in our flagship market.

How will these markets consumer base be acquired?

- Targeted Customer Referral Program
- Merchant Referral Program
- Local Press Curation (print and digital)
- Hyper-Focused Social Media Marketing

Metrics

We've done over 4,000 orders in a market that sits $15,000+ below the state median income.


Number of Orders
(Last 3 Quarters)
425
407
570
Up 40.04% over Q4 2017
Q3 2017
Q4 2017
Q1 2018


Average Order Size
25.44
27.23
28.76
Q3 2017
Q4 2017
Q1 2018

All numbers are current as of 3/25/18

Customer Reorder Percentage After Initial Order

98.64%

*Based on Q2 2017 to Q1 2018.
*Reorder must have taken place within a 90 day period after initial order to qualify.

Average Number of Times a Customer Orders Per Week

3.05

*Based on the last 60 days

Vertical Growth Strategy

Subscription based deliveries for only **$19 per month**, up to **30 deliveries a month**, no delivery fee of $2.99 (still a convenience fee of 9%), shorter wait times, never a minimum.

stodoGO

This will provide a number of benefits including:

- Ample market separation from direct competitors
- A reliable monthly revenue stream
- Increase of order frequency due to perceived value
- A defining business model trait in the on-demand commerce space

Beta launch date in select markets: April 2018

Competitive Advantage

We're servicing markets that our current competitors fail to address

- Exceedingly **low barrier** to entry in non-metropolitan/suburban markets
- **Full market saturation** in 90-120 days
- Building loyalty by hiring members of the **local community**

Reviews

facebook.

"This is great! Placed and order within 10 minutes they were at my door. As mom with two little kids this is such a handy service.
-Amy A.
★★★★★"

"The service is great! Started the conversation at 6:37 p.m. and by 7:00 p.m. I was eating my dinner! I would sure use them again!
- Sophia R.
★★★★★"

"I'm a fan. Being visually impaired and no longer driving this just rocks! Thanks guys!
- Michael T.
★★★★★"

"The produce was perfectly picked! Fast and friendly. Highly Recommend!
- Therease R.
★★★★★"

"So happy! I texted my order and within twenty minutes they were here. Great service, friendly, and fast. Will definately use them again.
- Jess G.
★★★★★"

Team


Adam Lopez
CEO
David Sabal
COO
James Skoggard
Advisor
John Fanning
Advisor
Johan Brandt
Advisor

Status

We're looking to raise **$100,000**

Use of funds

- Strategically **expand** to new markets
- **Simplify** the business and customer experience
- **Centralize** the in-take of orders from customers

Thank You!

Download Pitch Deck

Financials

Our company started with a small seed investment of $6,000 and now we've surpassed $100,000 in revenue in a single market as of the end of Q1 2018. We are growing month-over-month and look to continue an aggressive fundraising cycle as the year progresses to further our stronghold in suburban markets in the northeast as well as build out an immensely streamlined logistical and technological roadmap to optimize company efficiency overall.


Revenue
(Last 3 Quarters)
$10,811.73
$11,063.02
$16,400.98
Up 48.26% over Q4 2017
Q3 2017
Q4 2017
Q1 2018



Source of Revenue Breakdown
(Last 18 Months)
Fast Food 35.2%
Alcoholic Beverages 27.2%
Groceries/ Convenience Items 22.6%
Misc. (Dry Cleaning, Craigslist Items, etc.) 1.9%
Traditional Restaurants 13.1%

We anticipate that the primary use of the proceeds obtained will be to secure 5-6 new markets, this includes but is not limited to: advertising, marketing, research and development, technology, and the like which come in around $55,200 which is roughly 51.89% of the total funds raised if all units are sold. A small portion will be for the salary of C-suite executives, $17,900, as well as updated office space for 12 months totaling $7,800, as well as furnishings for the aforementioned office totaling $4,650, which includes a full build out of the office and supplies

*variable numbers such as utilities and office rent are portrayed as a 12 month lump sum.

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

Stodo's SEC filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement
- Annual Report 2017

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on April 2, 2018
- Form C/A on April 30, 2018

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Understand the risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.